MANAGEMENT AGREEMENT

This MANAGEMENT AGREEMENT (“Agreement”) is made as of the 1st day of March, 2010 by and between AMERICAN CENTURY QUANTITATIVE EQUITY FUNDS, INC., a Maryland
corporation, AMERICAN CENTURY CALIFORNIA TAX-FREE AND MUNICIPAL FUNDS,
a Massachusetts business trust, AMERICAN CENTURY GOVERNMENT INCOME TRUST, a Massachusetts business trust, AMERICAN CENTURY MUNICIPAL TRUST, a Massachusetts business trust,  each a registered investment company
(each a “Company” and collectively the “Companies”), and AMERICAN CENTURY
INVESTMENT MANAGEMENT, INC., a Delaware corporation (the “Investment Manager”).

WHEREAS, a majority of those members of the Board of Trustees or the Board of
Directors, as applicable, of the Companies (collectively, the “Board of
Directors”, and each Trustee or Directors individually a “Director”) who are not “interested persons” as defined in the Investment Company Act (hereinafter referred to as the “Independent Directors” has approved this Agreement as it relates to each class and series of shares of the Companies set forth on Schedule B attached hereto (the “Funds”).

NOW, THEREFORE, IN CONSIDERATION of the mutual promises and agreements herein contained, the parties agree as follows:
1. Investment Management Services. The Investment Manager shall supervise the investments of each class of each Fund. In such capacity, the Investment
Manager shall maintain a continuous investment program for each such Fund, determine what securities shall be purchased or
sold by each Fund, secure and evaluate such information as it deems proper and take whatever action is necessary or convenient to perform its functions, including the placing of purchase and sale orders.
In performing its duties hereunder, the Investment Manager will manage the portfolio of all classes of shares of a particular Fund as a single portfolio.
2. Compliance with Laws. All functions undertaken by the Investment
Manager hereunder shall at all times conform to, and be in accordance with, any requirements imposed by:
(a) the Investment Company Act and any rules and regulations promulgated thereunder;
(b) any other applicable provisions of law;
(c) the Articles of Incorporation of Declaration of Trust of each
Company as amended from time to time, as appropriate;
(d) the Bylaws of each Company as amended from time to time;
(e) the Multiple Class Plan of each Company as amended from time to time; and
(f) the registration statements of each Company, as amended from time to time, filed under the Securities Act of 1933 and the Investment
Company Act.
3. Board Supervision. All of the functions undertaken by the
Investment Manager hereunder shall at all times be subject to the direction of the Board of Directors, its executive committee, or any committee or officers of the relevant Company acting under the authority of the Board of Directors.
4. Payment of Expenses.  The Investment Manager will pay all the expenses of each class of each Fund that it shall manage, other than interest, taxes, brokerage commissions, portfolio insurance, extraordinary expenses, the fees and expenses of the Independent Directors
(including counsel fees), and expenses incurred in connection with the provision of shareholder services and distribution services under a plan adopted pursuant to Rule 12b-1 under the Investment Company
Act. The Investment Manager will provide each Company with all physical facilities and personnel required to carry on the business of each class of each Fund that it shall manage, including but not limited to office space, office furniture, fixtures and equipment, office supplies, computer hardware and software and salaried and hourly paid personnel. The
Investment Manager may at its expense employ others to
provide all or any part of such facilities and personnel.
5. Account Fees.  The Board of Directors may impose fees for various account services, proceeds of which may be remitted to the appropriate
Fund or the Investment Manager at the discretion of the Board of Directors.
At least 60 days’ prior written notice of the intent to
impose such fee must be given to the shareholders of the affected series.
6. Management Fees.
(a) In consideration of the services provided by the Investment Manager, each class of a Fund shall pay to the Investment Manager a management fee that is calculated as described in this Section 6 using the fee schedules described herein.
(b) Definitions
(1) An “Investment Team” is the Portfolio Managers that the Investment
Manager has designated to manage a given portfolio.
(2) An “Investment Strategy” is the processes and policies implemented by the Investment Manager for pursuing a particular investment objective managed by an Investment Team.
(3) A “Primary Strategy Portfolio” is each Fund, as well as any other series of any other registered investment company for which the Investment
Manager serves as the investment manager and for which American Century
Investment Services, Inc. serves as the distributor;
provided, however, that a registered investment company that invests its assets exclusively in the shares of other registered investment companies shall not be a Primary Strategy Portfolio. Any exceptions to the above requirements shall be approved by the Board of Directors.
(4) A “Secondary Strategy Portfolio” is another account managed by the Investment Manager that is managed by the same Investment Team as that assigned to manage any Primary Strategy Portfolio that shares the same board of directors or board of trustees as a particular Company.
Any exceptions to this requirement shall be approved by the Board of
Directors.
(5) An “Investment Category” for a Fund is the group to which the
Fund is assigned for determining the first component of its management fee. Each Primary Strategy Portfolio is assigned to one of the three
Investment Categories indicated below. The Investment Category assignments for the Funds appear in Schedule B to this Agreement. The amount of assets in each of the Investment Categories (“Investment
Category Assets”) is determined as follows:
a) Money Market Fund Category Assets.  The assets which are used to determine the fee for this Investment Category is the sum of the assets of all of the Primary Strategy Portfolios and Secondary Strategy
Portfolios that invest primarily in debt securities and are
subject to Rule 2a-7 under the Investment Company Act.

b) Bond Fund Category Assets. The assets which are used to determine the fee for this Investment Category is the sum the assets of all of the
Primary Strategy Portfolios and Secondary Strategy Portfolios that invest primarily in debt securities and are not subject
to Rule 2a-7 under the Investment Company Act.
c) Equity Fund Category Assets.  The assets which are used to determine the fee for this Investment Category is the sum the assets of all of the Primary Strategy Portfolios and Secondary Strategy Portfolios
that invest primarily in equity securities.
(6) The “Per Annum Investment Category Fee Dollar Amount” for
a Fund is the dollar amount resulting from applying the applicable
Investment Category Fee Schedule for the Fund (as shown on Schedule A)
using the applicable Investment Category Assets.
(7) The “Per Annum Investment Category Fee Rate” for a Fund is
the percentage rate that results from dividing the Per Annum Investment
Category Fee Dollar Amount for the Fund by the applicable Investment
Category Assets for the Fund.
(8) The “Complex Assets” is the sum of the assets in all of the
Primary Strategy Portfolios.
(9) The “Per Annum Complex Fee Dollar Amount” for a class of a Fund shall be the dollar amount resulting from application of the
Complex Assets to the Complex Fee Schedule for the class as shown in
Schedule C.
(10) The “Per Annum Complex Fee Rate” for a class of a Fund is the percentage rate that results from dividing the Per Annum Complex Fee
Dollar Amount for the class of a Fund by the Complex Assets.
(11) The “Per Annum Management Fee Rate” for a class of a Fund is the sum of the Per Annum Investment Category Fee Rate applicable to the Fund and the Per Annum Complex Fee Rate applicable to the class of the Fund.
(c) Daily Management Fee Calculation.  For each calendar day, each class of each Fund shall accrue a fee calculated by multiplying the Per
Annum Management Fee Rate for that class times the net assets of the class on that day, and further dividing that product by 365
(366 in leap years).
(d) Monthly Management Fee Payment. On the first business day of each month, each class of each series Fund shall pay the management fee to the
Investment Manager for the previous month. The fee for the previous month shall be the sum of the Daily Management Fee Calculations for each calendar day in the previous month.
(e) Additional Series or Classes. In the event that the Board of
Directors shall determine to issue any additional series of shares for which it is proposed that the Investment Manager serve as investment manager, the relevant Company and the Investment Manager
shall enter into an Addendum to this Agreement setting forth the name of the series and/or classes, as appropriate, the Applicable Fee and such other terms and conditions as are applicable to the management of such series and/or classes, or, in the alternative, enter into a separate management agreement that relates specifically to such series or classes of shares.
7. Continuation of Agreement.  This Agreement shall become
effective for each Fund as of the date first set forth above and shall continue in effect for each Fund for a period of two (2) years, unless sooner terminated as hereinafter provided, and shall continue in effect
from year to year thereafter for each Fund only as long as such continuance is specifically approved at least annually (i) by either the Board of
Directors or by the vote of a majority of the outstanding
voting securities of such Fund, and (ii) by the vote of a majority of the
Directors, who are not parties to the Agreement or interested persons of any such party, cast in person at a meeting called for the
purpose of voting on such approval.  The annual approvals provided for herein shall be effective to continue this Agreement from year to year if given within a period beginning not more than 90 days prior to the date as of which the Agreement would otherwise terminate in each applicable year, notwithstanding the fact that more than 365 days may have elapsed since the date on which such approval was last given.
8. Termination.  This Agreement may be terminated, with respect to any Fund, by the Investment Manager at any time without penalty upon giving the affected
Company 60 days’ written notice, and may be terminated, with respect to any Fund, at any time without penalty by the Board
of Directors or by vote of a majority of the outstanding voting securities of each class of such Fund on 60 days’ written notice to the Investment Manager.
9. Effect of Assignment.  This Agreement shall automatically terminate with respect to any Fund in the event of its assignment by the Investment
Manager.  The term “assignment” for this purpose has the meaning defined in
Section 2(a)(4) of the Investment Company Act.
10. Other Activities.  Nothing herein shall be deemed to limit or restrict the right of the Investment Manager, or the right of any of its officers, directors or employees (who may also be a Director, officer or employee of one or more Companies), to engage in any other
business or to devote time and attention to the management or other aspects of any other business, whether of a similar or dissimilar nature, or to render services of any kind to any other corporation,
firm, individual or association.
11. Standard of Care.  In the absence of willful misfeasance, bad faith, gross negligence, or reckless disregard of its obligations or duties hereunder on the part of the Investment Manager, it, as an inducement to it to enter into this Agreement, shall not be subject to
liability to the Companies or to any shareholder of any Company for any act or omission in the course of, or connected with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.
12. Separate Agreement.  The parties hereto acknowledge that certain provisions of the Investment Company Act, in effect, treat each series of shares of a registered investment company as a separate investment company.
Accordingly, the parties hereto hereby acknowledge
and agree that, to the extent deemed appropriate and consistent with the
Investment Company Act, this Agreement shall be deemed to constitute a separate agreement between the Investment Manager and
each Fund.
13. Use of the Name “American Century”.  The name “American Century”
and all rights to the use of the name “American Century” are the exclusive property of American Century Proprietary Holdings, Inc. (“ACPH”).  ACPH has
consented to, and granted a non-exclusive license for,
the use by each Company of the name “American Century” in the name of each such Company and any Fund.  Such consent and non-exclusive license may be revoked by ACPH in its discretion if ACPH, the
Investment Manager, or a subsidiary or affiliate of either of them is not employed as the investment adviser of each Fund.  In the event of such revocation, each Company and each Fund using the name
“American Century” shall cease using the name “American Century” unless otherwise consented to by ACPH or any successor to its interest in such name.
IN WITNESS WHEREOF, the parties have caused this Agreement to be amended and restated as of the day and year first written above.

American Century Investment Management, Inc. American Century Quantitative Equity
      Funds, Inc.
      American Century California Tax-Free
      And Municipal Funds
      American Century Government Income Trust
      American Century Municipal Trust
/s/David H. Reinmiller    /s/Charles A. Etherington
David H. Reinmiller    Charles A. Etherington
Vice President      Senior Vice President

Schedule A

Investment Category Fee Schedules

Money Market Funds

    Rate Schedules
Category Assets   1   2    3    4
First $1 billion 0.25% 0.27% 0.35% 0.23%
Next $1 billion  0.21% 0.23% 0.31% 0.19%
Next $3 billion  0.17% 0.19% 0.27% 0.15%
Next $5 billion  0.15% 0.17% 0.25% 0.13%
Next $15 billion 0.14% 0.16% 0.24% 0.12%
Next $25 billion 0.14% 0.16% 0.24% 0.12%
Thereafter  0.14% 0.16% 0.24% 0.12%

Bond Funds
    Rate Schedules
Category Assets   1  2  3  4  5  6  7  8  9  10
First $1 billion 0.28% 0.31% 0.36% 0.61% 0.41% 0.66% 0.38% 0.46% 0.44% 0.89%
Next $1 billion  0.23% 0.26% 0.31% 0.56% 0.36% 0.61% 0.33% 0.41% 0.39% 0.84%
Next $3 billion  0.20% 0.23% 0.28% 0.53% 0.33% 0.58% 0.30% 0.38% 0.36% 0.81%
Next $5 billion  0.18% 0.21% 0.26% 0.51% 0.31% 0.56% 0.28% 0.36% 0.34% 0.79%
Next $15 billion 0.17% 0.20% 0.25% 0.50% 0.30% 0.55% 0.27% 0.35% 0.33% 0.78%
Next $25 billion 0.16% 0.19% 0.24% 0.49% 0.29% 0.54% 0.26% 0.34% 0.32% 0.78%
Thereafter  0.16% 0.19% 0.24% 0.49% 0.29% 0.54% 0.26% 0.34% 0.32% 0.78%

Equity Funds

    Rate Schedules
Category Assets  1 2 3 4 5 6 7
First $1 billion 0.52% 0.72% 1.23% 0.87% 1.00% 1.15% 1.30%
Next $5 billion  0.46% 0.66% 1.17% 0.81% 0.94% 1.09% 1.24%
Next $15 billion 0.42% 0.62% 1.13% 0.77% 0.90% 1.05% 1.20%
Next $25 billion 0.37% 0.57% 1.08% 0.72% 0.85% 1.00% 1.15%
Next $50 billion 0.34% 0.54% 1.05% 0.69% 0.82% 0.97% 1.12%
Next $150 billion 0.34% 0.54% 1.05% 0.69% 0.82% 0.97% 1.12%
Thereafter  0.34% 0.54% 1.05% 0.69% 0.82% 0.97% 1.12%

Schedule B

Investment Category Assignments
       Applicable Fee
Series     Category Schedule Number

American Century Quantitative
Equity Funds, Inc.
Small Company Fund   Equity Funds 2

American Century Municipal Trust
High-Yield Municipal Fund  Bond Funds 5
Tax-Free Bond Fund   Bond Funds 1
New York Tax-Free Fund   Bond Funds 9

American Century California
Tax-Free and Municipal Funds
California Long-Term Tax-Free Fund Bond Funds 1
California Tax-Free Bond Fund  Bond Funds 1
California High-Yield Municipal Fund Bond Funds 2

American Century Government Income Trust
Inflation-Adjusted Bond Fund  Bond Funds 1
Ginnie Mae Fund    Bond Funds 3
Government Bond Fund   Bond Funds 1
Short-Term Government Fund  Bond Funds 3

Schedule C

Complex Fee Schedules

    Rate Schedules
Complex Assets  Institutional Class All Other Classes
First $2.5 billion  0.11%  0.31%
Next $7.5 billion  0.10%  0.30%
Next $15.0 billion  0.10%  0.30%
Next $25.0 billion  0.10%  0.30%
Next $25.0 billion  0.09%  0.29%
Next $25.0 billion  0.08%  0.28%
Next $25.0 billion  0.07%  0.27%
Next $25.0 billion  0.07%  0.27%
Next $25.0 billion  0.06%  0.26%
Next $25.0 billion  0.06%  0.26%
Thereafter   0.05%  0.25%

Series     Institu- A C R
     tional  Class Class Class
     Class
American Century
Quantitative Equity Funds, Inc.
Small Company Fund   No  No Yes No

American Century Municipal Trust
High-Yield Municipal Fund  Yes
Tax-Free Bond Fund     Yes Yes
New York Tax-Free Fund   Yes

American Century California
Tax-Free and Municipal Funds
California Long-Term Tax-Free Fund Yes
California Tax-Free Bond Fund  Yes  Yes Yes
California High-Yield Municipal Fund Yes

American Century Government Income Trust
Inflation–Adjusted Bond Fund     Yes Yes
Ginnie Mae Fund       Yes
Government Bond Fund   Yes   Yes Yes
Short-Term Government Fund  Yes   Yes Yes